                                                                   EXHIBIT 99.28

           Amendment to the Company Stock Option Plans and Agreements

1. Section 4 of Medical Manager Corporation Amended and Restated 1991 Special Non-Qualified Stock Option Plan is hereby amended, effective as of June 5, 2000, to delete the following proviso: "provided, however, that no Option shall be granted to any individual who, at the time of grant, is subject to
Section 16 of the Exchange Act".

2. Section 4 of Porex Technologies Corporation 1998 Stock Option Plan is hereby amended, effective as of June 5, 2000 to delete the following proviso:
"provided, however, that no Option shall be granted to any individual who, at the time such Option is granted, is a director or an officer of Medical Manager (as defined in Rule 16a-1 promulgated under the Exchange Act)."

3. Notwithstanding anything to the contrary set forth in (i) the Stock Option Plans of Medical Manager Corporation, a Delaware corporation ("Medical Manager"), set forth on Exhibit A attached hereto or in any stock option agreement thereunder (collectively, the "Medical Manager Option Plans") or (ii) any individual Stock Option Agreements set forth on Exhibit A attached hereto between Medical Manager and the participant party thereto (the "Stock Option Agreements"):

A. Effective as of July 26, 2000, the terms of each outstanding option to purchase shares of the common stock, par value $.01 per share, of Medical Manager, held by an employee of Medical Manager or such subsidiary or affiliate shall be deemed to be amended to provide that, in the event of a termination by Medical Manager or such subsidiary or affiliate of such employee's employment with Medical Manager or such subsidiary or affiliate, such option shall be exercisable following such termination of employment for a period that is the longer of (i) the post-termination exercise period specified in applicable Medical Manager Option Plan or Stock Option Agreement) or (ii) one year after such termination of employment; provided, however, that such termination of employment is (1) without "cause" and (2) in connection with a reduction in force implemented by Medical Manager or such subsidiary or affiliate.

B. Effective as of July 26, 2000, the terms of each outstanding option to purchase shares of the common stock, par value $.01 per share, of Medical Manager held by a director of Medical Manager shall be deemed to be amended to provide that, in the event of a termination of such director's service with Medical Manager, such option shall be exercisable following such termination of service for a period that is the longer of (i) the post-termination exercise period specified in the applicable Medical Manager Option Plan or Stock Option Agreement or (ii) one year after such termination of such service with Medical Manager.

4. Notwithstanding anything to the contrary set forth in the Stock Option Plans of CareInsite, Inc., a Delaware corporation ("CareInsite"), set forth on Exhibit B attached hereto or in any stock option agreement thereunder (collectively, the "CareInsite Option Plans"):

         Effective as of July 26, 2000, the terms of each outstanding option to purchase shares of the common stock, par value $.01 per share, of CareInsite, held by an employee of CareInsite or such subsidiary or affiliate shall be deemed to be amended to provide that, in the event of a termination by CareInsite or such subsidiary or affiliate of such employee's employment with CareInsite or such subsidiary or affiliate, such option shall be exercisable following such termination of employment for a period that is the longer of (i) the post termination exercise period specified in the applicable CareInsite Option Plan and (ii) one year after such termination of employment; provided, however, that such termination of employment is (1) without "cause" and (2) in connection with a reduction in force implemented by CareInsite or such subsidiary or affiliate.

5. The Stock Option Plans of Medical Manager are hereby amended, effective as of June 5, 2000 to add the following provision:

                  "The Board, the Committee or a Designated Officer may specify a different post-termination exercise period for an optionee that differs from the post-termination exercise period specified in the Plan. If no such specification is made, the provisions of the Plan shall apply."

                                   EXHIBIT A

MEDICAL MANAGER CORPORATION STOCK OPTION PLANS

-  Amended and Restated 1989 Class A Non-Qualified Stock Option Plan

-  Amended and Restated 1989 Class B Non-Qualified Stock Option Plan

-  1991 Director Stock Option Plan

-  Amended and Restated 1991 Special Non-Qualified Stock Option Plan

-  1994 $10 Stock Option Plan

-  1995 Avicenna Non-Qualified Stock Option Plan, as amended

-  1996 Class C Stock Option Plan

-  1997 Class D Stock Option Plan

-  1998 Porex Technologies Corp. Stock Option Plan

-  1989 Class E Stock Option Plan

-  Medical Manager Corporation's 1996 Amended and Restated Long-Term
   Incentive Plan

- Medical Manager Corporation's 1996 Amended and Restated Non-Employee Director's Stock Plan

- 1999 Medical Manager Corporation Stock Option Plan for Medical Manager Health Systems Employees


MEDICAL MANAGER CORPORATION INDIVIDUAL STOCK OPTION PLANS

-  1991 Holstein Stock Option Plan

-  1992 Kanter Stock Option Plan

-  1997 Holstein Stock Option Plan

-  1998 Individual Stock Option Plans (Amburgey, Seifert and Cohan)

-  1999 Love Stock Option Plan

-  1999 Kang and Singer Stock Option Plan

                                   EXHIBIT B

CAREINSITE, INC. STOCK OPTION PLANS

-  1999 CareInsite, Inc. Officer Stock Option Plan

-  CareInsite, Inc. 1999 Employee Stock Option Plan